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                                                                    Exhibit 10.8
August 7, 1996

                           MEMORANDUM OF UNDERSTANDING

         THIS MEMORANDUM OF UNDERSTANDING ("MOU") is made and entered into on this the 7th day of August, 1996, by and between Teledyne Brown Engineering, a Division of Teledyne Industries, Inc., a California Corporation, with offices located at Huntsville, Alabama, (hereinafter TBE), and Commodore Membrane Technologies Inc., a Delaware Corporation, with offices located in New York, New York ("Commodore Membrane").

         1. 1. Commodore Membrane has developed a proprietary technology based upon supported liquid membranes, supported gas membranes and pervaporation for varied separations and recoveries including, but not limited to, metals, organics, gases, bio-chemicals and radio- nuclides. The aforementioned proprietary technology is hereinafter referred to as "separation technology".

         2. The parties have determined that there may be a benefit in the formation of an agreement between Commodore Membrane and TBE to market, apply and commercialize Commodore Membrane's separation technology.

         3. Commodore Membrane and TBE agree that they will negotiate, on a non-exclusive basis, for the development of one or more mutually agreeable business arrangements concerning the marketing, application and commercialization of Commodore Membrane's separation technology. The scope, covered applications and geographical territory encompassed by such marketing and commercialization will also be the subject of non-exclusive negotiations between the parties hereto.

         4. The final written form of such mutually agreeable business arrangements, if any, will be negotiated between the parties as provided in this MOU. Any business arrangement between TBE and Commodore is subject to execution and delivery of a definitive agreement.

         5. During the term of this MOU, the parties agree that they will cooperate with any due diligence that either party desires to perform with respect to the other or the other's technology including Commodore Membrane's separation technology and will provide reasonable information requested by the other party.

         6. The parties agree that during the term of this MOU Commodore Membrane may negotiate and/or enter into agreements with third parties concerning the marketing, application and commercialization of Commodore Membrane's separation technology including agreements which encompass the subject, scope, covered applications and geographical territories which are subject to the negotiations hereunder.


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         7. The term of this MOU will commence on the day and year above written and continue for a period of at least ninety (90) days from the date hereof during which the parties will negotiate on a non-exclusive basis to enter into mutually agreeable business arrangements concerning the development, marketing and commercialization of the separation technology. If within ninety (90) days from the date hereof, the parties have not reduced their mutually agreeable business arrangements to one or more definitive agreements which have been executed and delivered by each party to the other, then either party may terminate this MOU by giving notice to the other party in writing, whereupon, except for the survival of the confidentiality provisions in paragraphs 8 through 12 hereof, this MOU shall become null, void and of no force or effect whatsoever and neither party shall have any further liability to the other.

         8. This MOU and any future business arrangements will require an exchange of proprietary, technical and business information (collectively "Proprietary Information") as part of the due diligence and the establishment of terms and conditions for negotiation. Proprietary Information is further defined as any information, either written or oral, originated by or peculiarly within the knowledge of the disclosing party, or its suppliers, which is not generally available to others and may include, without limitation, patent applications, test results, equipment design, ideas, business plans, financial data, technical data, computer software and other items pertaining to the above subject matter as may be necessary or desirable for evaluation. The party transmitting such Proprietary Information and the party receiving same shall hereinafter be referred to as "Discloser" and "Recipient," respectively.

         9. The Discloser shall make a good faith effort to disclose and clearly mark (by stamp, typewriting, or other method) each document, drawing, or article constituting confidential information "Proprietary" or "Confidential" and as being subject to this Article. The Discloser shall also make a good faith effort to declare as Proprietary or Confidential, at the outset, any oral disclosures or other unwritten or confidential information discernible to the Recipient as a result of plant tours, demonstrations, etc., for which protection is sought. The Discloser will make a good faith effort to submit in written or graphic form to the Recipient within fifteen (15) business days thereafter a description of such discernible information. However, the failure to clearly make any document "Proprietary" or "Confidential", the failure to declare as confidential or proprietary information to be such as the outset of any oral or visual disclosure, or the failure to follow-up in writing, a description of orally or visually discernible confidential information shall in no way be construed as a waiver of the Discloser's proprietary rights nor shall such omission in any way release the Recipient from its responsibility to hold such material in confidence as set forth in this agreement except to the extent the Discloser's omission has prejudiced the Recipient.

         10. Either party may maintain a log of Proprietary Information disclosed to the other and received from the other to facilitate tracking Proprietary Information and preserving the confidentiality thereof. Any such log shall reflect: (i) a description of Proprietary Information

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disclosed or received; (ii) the date disclosed or received; (iii) the individual to whom or by whom the information was disclosed, as the case may be. The parties may periodically exchange copies of their log for comparison purposes.

         11. Recipient agrees to receive and hold all such Proprietary Information acquired from Discloser in strict confidence and to disclose same within its own organization only to its employees or authorized contractors who are (i) directly assigned to projects within the scope of this MOU, (ii) have a bona fide need to know and use such Proprietary Information and (iii) have executed an agreement with Recipient prohibiting the unauthorized use, duplication and disclosure of Proprietary Information in accordance with this Agreement. Recipient will exercise no less care to safeguard the Proprietary Information acquired from Discloser than Recipient exercises in safeguarding its own competition sensitive or proprietary information.

         12. Recipient agrees that it will not disclose, duplicate or use the Proprietary Information acquired from Discloser, in whole or in part, for any purposes other than those expressly permitted herein. Recipient agrees that it will not disclose any such Proprietary Information to any third party, commercially exploit in any manner whatsoever, or use same for its exclusive benefit of any third party without the express written consent of Discloser. Recipient shall not perform or permit others to perform decompilation or disassembly of any items of software or hardware provided hereunder. Violation of the terms of this Agreement shall be cause for appropriate injunctive relief to stop such unauthorized disclosure, in addition to any other available legal or equitable remedy.

The foregoing restrictions on Recipient's disclosure and use of Proprietary Information acquired from Discloser shall not apply to information;

         (i)   Known to Recipient prior to receipt from Discloser;

         (ii) which is in public knowledge, or becomes so, without breach of Recipient's obligations hereunder;

         (iii) rightfully acquired by Recipient prior to the time of disclosure hereunder from a third party without restriction on disclosure or use;

         (iv) disclosed by Discloser to a third party without restriction on disclosure or use,

         (v) independently developed by Recipient without resort to Proprietary Information provided by Discloser, or;

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         (vi)  as to which Recipient has received express written consent from an authorized officer of Discloser to disclose or use.

         In the case of any of events (i), (ii), (iii), (iv), (v), or (vi) above, the removal of restrictions shall be effective only from and after the date of occurrence of the applicable event and shall only apply to the portion of Proprietary Information which falls within the scope of such events.

         13. The provisions contained in paragraphs 8 through 12 hereof shall survive expiration or termination of this MOU by any means or for any reason.

         14. This MOU shall be deemed to have been executed in, governed by, and interpreted in accordance with the internal laws of the State of Delaware without regard to its laws relating to conflicts of law.

         15. Neither party may assign their respective rights or duties under this MOU to a third party without the prior written consent of the other party.

         16. This MOU and the corresponding Proprietary Information Agreement contains the entire understanding between the parties relative to the matters contained herein and supersedes any prior and collateral communications, reports and understandings, if any, whether oral or written, between the parties. No changes, modifications, alterations or additions to any provision hereof shall be binding unless contained in writing signed by both parties hereto.

         17. Each party acknowledges its acceptance of this MOU by the signature below of its authorized officer on duplicate originals of the MOU, one of which fully executed original is to be retained by each party.

                                              COMMODORE MEMBRANE
                                              TECHNOLOGIES, INC.

                                     By:      /s/ Carl O. Magnell
                                              -----------------------------
                                                  Carl O. Magnell


                                              TELEDYNE BROWN
                                              ENGINEERING, a
                                              Division of
                                              Teledyne, Inc.

                                     By:      /s/ C.H. Fox
                                              -----------------------------
                                                  C.H. Fox



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